Exhibit 99

PRESS RELEASE

Contact: Edward H. Schaefer

President and Chief Executive Officer

(262) 542-4448

FOR IMMEDIATE RELEASE

FFBW, INC. ANNOUNCES

PRELIMINARY OFFERING RESULTS AND EXPECTED CLOSING DATE

Waukesha, Wisconsin – January 13, 2020 – FFBW, Inc., a federal corporation (“Old FFBW”) (Nasdaq: FFBW), the holding company for First Federal Bank of Wisconsin (the “Bank”), announced today that the offering of FFBW, Inc., a Maryland corporation, (“New FFBW”) being conducted in connection with the conversion of FFBW, MHC (the “MHC”) is expected to be completed at the maximum of the offering range (4,268,570 shares of common stock at $10.00 per share). The offering was oversubscribed by orders of eligible depositors as of June 30, 2018 and as a result subscribers in the offering will be allocated shares for which they subscribed pursuant to the procedures as described in the prospectus. The Bank’s employee stock ownership plan was unable to purchase shares in the offering and, as disclosed in the prospectus, it is expected to purchase up to 8% of the shares that were sold in the offering once New FFBW’s stock commences trading.

Pursuant to the exchange ratio and as disclosed in the prospectus, at the effective time of the conversion, each share of Old FFBW’s common stock, other than shares owned by the MHC, will be converted into 1.1502 shares of New FFBW common stock.

The closing of the offering and conversion remains subject to customary regulatory approvals and the satisfaction of customary closing conditions. Subject to receipt of those approvals and satisfaction of those conditions, Old FFBW anticipates closing the transaction on Thursday, January 16, 2020.

The shares of Old FFBW’s common stock will continue to trade on the Nasdaq Stock Market under the trading symbol “FFBW” through the closing of the market on the closing date of the conversion (i.e., Thursday, January, 16, 2020). It is anticipated that the shares of New FFBW common stock will begin to trade on the Nasdaq Capital Market under the same symbol “FFBW” beginning on Friday, January 17, 2020.

If you have any questions regarding the offering or the conversion, please call the Stock Information Center at (844) 977-0092. The Stock Information Center is open from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday.

Forward-Looking Statements

This press release contains certain forward-looking statements about the conversion and reorganization. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include: delays in consummation of the transactions contemplated by the Plan of Conversion and Reorganization; risks related to the real estate and economic environment, particularly in the market areas in which Old FFBW operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in Old FFBW’s and New FFBW’s filings with the Securities and Exchange Commission.

Old FFBW wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Old FFBW wishes to advise readers that the factors listed above could affect Old FFBW’s financial performance and could cause Old FFBW’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Old FFBW does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.